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                                                                       Exhibit h


                         FORM OF UNDERWRITING AGREEMENT


                                [________] SHARES

                           ALLIED CAPITAL CORPORATION

                    COMMON STOCK, $0.0001 PAR VALUE PER SHARE

                             UNDERWRITING AGREEMENT

                                  DATED [DATE]

                              [NAME OF UNDERWRITER]



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                                [_______] Shares

                           ALLIED CAPITAL CORPORATION

                    Common Stock, $0.0001 Par Value Per Share

                             UNDERWRITING AGREEMENT

                                     [DATE]


[Name of Underwriter]
[Address]

Ladies and Gentlemen:

       Allied Capital Corporation, a Maryland corporation (the "COMPANY"), proposes to issue and sell to [NAME OF UNDERWRITER] (the "UNDERWRITER") an aggregate of [_______] shares of its common stock, $0.0001 par value per share (the "FIRM SHARES").

       [The Company also proposes to issue and sell to the Underwriter not more than an additional [_______] shares of its common stock, $0.0001 par value per share (the "ADDITIONAL SHARES"), if and to the extent that the Underwriter shall have determined to exercise the right to purchase such shares of common stock granted in Section 2 hereof. The Firm Shares [and the Additional Shares] are hereinafter [collectively] referred to as the "SHARES." The shares of common stock, $0.0001 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby, are hereinafter referred to as the "COMMON STOCK."]

       The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form N-2 (No. 333-_______) relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A and Rule 497 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT;" the prospectus (as described in Rule 497 under the Securities Act) in the form first used to confirm sales of Shares is hereinafter referred to as the "DISTRIBUTED PROSPECTUS;" the prospectus included in the Registration Statement at the time of its effectiveness (including the information, if any, deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and Rule 497 under the Securities Act) is hereinafter referred to as the "FILED PROSPECTUS;" and the Distributed Prospectus and the Filed Prospectus are hereinafter referred to collectively as the "PROSPECTUS."


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


       1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with the Underwriter that:

       (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the Company's knowledge, no proceedings for such purpose are pending before or threatened by the Commission.

       (b)(i) The Company meets the requirements for use of Form N-2 under the Securities Act and the rules and regulations thereunder. The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus and any amendment or supplement thereto will comply in all material respects with the Securities Act and with the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus or any amendment or supplement thereto based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

       (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, Allied Capital REIT, Inc. ("Allied REIT"), and Allied Investment Corporation ("Allied Investment," Allied REIT and Allied Investment, each a "Subsidiary," and collectively, the "Subsidiaries"), taken as a whole.

       (d) Each Subsidiary of the Company has been duly incorporated or formed, is validly existing as a corporation or a limited liability company, as applicable, is in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, has the power and authority to own its property and to conduct its business, in each case as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except with respect to the shares of preferred stock of Allied REIT owned by its employees or former employees (or persons related to such employees or former employees), and the Preferred Stock of Allied Investment owned by the U.S. Small Business Administration (the "SBA").

       (e) This Agreement has been duly authorized, executed and delivered by the Company.

       (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

       (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

       (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

       (i) The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT'), and is listed on the New York Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or listing.

       (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any Subsidiary of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, regulation, order, writ or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states, the rules and regulations of the National Association of Securities Dealers, Inc. or the securities laws of any jurisdiction outside of the Unites States in connection with the offer and sale of the Shares.

       (k) Neither the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation or bylaws or other charter documents, (ii) in default with respect to any material provision of any lease, loan agreement, franchise, license, permit

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or other contract obligation to which it is a party; and there does not exist any statement of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly or in the aggregate are material to the Company and its Subsidiaries taken as a whole.

       (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

       (m) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

       (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

       (o) The operations of the Company and Allied Investment are in compliance in all material respects with the provisions of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT") applicable to business development companies and the rules and regulations of the Commission thereunder, except as will not result, singly or in the aggregate, in a material adverse effect on the Company and its subsidiaries, taken as a whole.

       (p) To the best of its knowledge, the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

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       (q)    There are no contracts, agreements or understandings between the
Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

       (r) The Company has elected to be regulated as a business development company under the Investment Company Act and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor to the best of the Company's knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission. All required action has or will have been taken by the Company under the Securities Act and the rules and regulations of the Commission thereunder to make the public offering and consummate the sale of the Shares as provided in this Agreement.

       (s) The Company owns or possesses or has obtained all governmental licenses, permits, consents, orders, approvals and other authorizations, whether international or domestic, necessary to carry on its business as contemplated, except to the extent that the failure to own or possess or have obtained such authorizations would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

       (t) There are no material restrictions, limitations or regulations with respect to the ability of the Company or its Subsidiaries to invest its assets as described in the Prospectus, other than as described therein.

       (u) During the past fiscal year, the Company and Allied Investment have been organized and operated, and currently are organized and operated, in conformance with the requirements of the Investment Company Act applicable to business development companies and the requirements to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "CODE). The method of operation of the Company and Allied Investment will permit each of them to continue to meet the requirements for qualification as a business development company under the Investment Company Act and taxation as a regulated investment company under Subchapter M of the Code. Allied REIT is organized and operated in conformance with the requirements to be taxed as a real estate investment trust under Subchapter M of the Code, and its method of operation will permit it to continue to meet the requirements for taxation as a real estate investment trust under Subchapter M of the Code.

       (v) KPMG LLP, who have certified financial statements of the Company and its Subsidiaries, are independent public accountants as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder.

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       (w)    The consolidated financial statements of the Company and its
Subsidiaries, together with related notes, as set forth in the Registration Statement present fairly the consolidated financial position and the results of operations of the Company and the Subsidiaries at the indicated dates and for the indicated periods; such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made; and the selected financial information included in the Prospectus and the financial information set forth under "Recent Developments" in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein.

       (x) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

       (y) The Shares have been authorized for listing on the New York Stock Exchange, subject to notice of issuance or sale of the Shares, as the case may be.

       2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company the Firm Shares at $[______] per share ("PURCHASE PRICE").

       [On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriter the Additional Shares, and the Underwriter shall have a one-time right to purchase up to [______] Additional Shares at the Purchase Price. If the Underwriter elects to exercise such option, the Underwriter shall so notify the Company in writing not later than [________] days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than [________] business days after the date of such notice. Additional Shares may be purchased as provided in
Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.]

       [The Company hereby agrees that, without the prior written consent of the Underwriter, which may not be unreasonably withheld, it will not, during the period commencing on the date hereof and ending on [DATE], (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale by the Underwriter of any share of Common Stock pursuant to the Underwriting Agreement, (B) any issuance of shares of Common Stock, options, or other securities or rights pursuant to any employee or director compensation, option, savings, benefit or other plan of the Company existing as of the date of the Underwriting Agreement, (C) any issuances upon exercise, conversion or exchange of any securities or obligations outstanding on the date of the Underwriting Agreement, and (D) an additional issuance of equity securities aggregating not more than $[____________].]

       3. PUBLIC OFFERING OF SHARES. The Company is advised by the Underwriter that it proposes to make a public offering of Shares as soon after this Agreement has been executed and delivered as in its judgment is advisable.

       The Company is further advised by you that the Shares are to be offered to the public initially at $[______] a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $[____] a share under the Public Offering Price and that the Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[____]a share, to certain brokers and dealers.

       4. PAYMENT AND DELIVERY. Payment for the Firm Shares shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Firm Shares for the account of the Underwriter at [______] a.m., [_______] time, on [DATE], or at such other time on the same or such other date, not later than [______] a.m., [_______] time, on [DATE], as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

       [Payment for any Additional Shares shall be made to the Company by the wire transfer of immediately available funds to the order of the Company against delivery of such Additional Shares for the account of the Underwriter at [____] a.m. [_______] time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [______] a.m., [_______] time, [____] business days following the date the Underwriter provides the Company with notice pursuant to Section 2 of this Agreement, as shall be designated in writing by the Underwriter. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."]

       Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall

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be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

       5. CONDITIONS TO THE UNDERWRITER'S OBLIGATIONS. The obligations of the Company to sell the Shares to the Underwriter and the obligation of the Underwriter to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

       (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares as contemplated hereby.

       (b) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the date of this Agreement and the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

       The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

       (c) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission.

       (d) The Underwriter shall have received on the Closing Date an opinion of Sutherland Asbill & Brennan LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

              (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business, in each case as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing in the District of Columbia and the States of Illinois and New York;

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              (ii)   Allied Investment has been duly incorporated, is validly
existing as a corporation, is in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business, in each case as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing in the District of Columbia and the State of California;

              (iii) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

              (iv) the shares of Common Stock outstanding immediately prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

              (v) all of the issued shares of capital stock of each Subsidiary are owned of record directly by the Company, and to such counsel's knowledge, are free and clear of all liens, encumbrances, equities or claims, except with respect to the preferred stock of Allied REIT owned by its employees or former employees (or persons related to such employees or former employees) and the Preferred Stock of Allied Investment owned by the SBA;

              (vi) the Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights under provisions of applicable law or the certificate of incorporation or bylaws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its Subsidiaries;

              (vii) this Agreement has been duly authorized, executed and delivered by the Company;

              (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order, writ or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the National Association of Securities Dealers, Inc. or the securities or

Blue Sky laws of the various states or of any foreign jurisdiction in connection with the offer and sale of the Shares by the Underwriter;

              (ix) the statements (A) in the Prospectus under the captions "Certain Government Regulations," "Description of Capital Stock" and "Tax Status" and (B) in the Registration Statement in Item 29, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

              (x) to such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described and, to such counsel's knowledge, there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

              (xi) the Company has elected to be regulated as a business development company under the provisions of the Investment Company Act applicable to business development companies and the Commission has not ordered that such election be withdrawn nor to such counsel's knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission, and all action under the Securities Act necessary to make the public offering and consummate the sale of the Shares as provided in this Agreement has been taken by the Company; and

              (xii) the Registration Statement has become effective under the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and such counsel (A) is of the opinion that the Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


       (e) The Underwriter shall have received on the Closing Date an opinion of counsel for the Underwriter, dated the Closing Date, covering the matters referred to in Sections 5(c)(vi), 5(c)(vii), 5(c)(ix) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and 5(c)(xii) above. With respect to Section 5(c)(xii) above, Sutherland Asbill & Brennan LLP and counsel to the

         Underwriter may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or except as specified.

         The opinion of Sutherland, Asbill & Brennan LLP described in Section 5(c) above shall be rendered to the Underwriter at the request of the Company and shall so state therein.

       (f) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

       [(g)   The "lock-up" agreements, each substantially in the form of
Exhibit A hereto, between you and certain executive officers of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.]

       [(h) The obligation of the Underwriter to purchase Additional Shares hereunder is subject to the delivery to the Underwriter on the Option Closing Date of such documents as it may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.]

       6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriter herein contained, the Company covenants with the Underwriter as follows:

       (a) The Company will advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you promptly of any request of the Commission for amendment or supplement of the Registration Statement or of the Prospectus, or for additional information.

       (b) To furnish to you, without charge, signed copies of the Registration Statement (including exhibits thereto) and to furnish to you in [________________], without charge, prior to [______] a.m., [_______] time, on the business day next succeeding the date of this Agreement, or as soon as practicable, and during the period mentioned in Section 6(c) below, as many copies of the Distributed Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

       (c) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in writing within two business days after receipt, and to file with the Commission within the applicable period specified in Rule 497 under the Securities Act any prospectus required to be filed pursuant to such Rule.

       (d) If, during such period after the first date of the public offering of the Shares as in the written opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the written opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

       (e) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares; provided, however, that such qualification does not required the Company to qualify to do business, be subject to taxation or be subject to the jurisdiction of courts in such jurisdiction.

       (f) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending [Date], that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

       (g) To use its best efforts to maintain its qualification, and the qualification of Allied Investment as, a regulated investment companies under Subchapter M of the Code, and to use its best efforts to maintain the qualification of Allied REIT as a real estate investment trust under Subchapter M of the Code.

       (h) The Company will comply with all registration filing and reporting requirements of the Exchange Act and the New York Stock Exchange.

       (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing and distribution of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, if applicable, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 and Section 8, the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by it and any advertising expenses connected with any offers it may make.

       7.     INDEMNIFICATION.

       (a) Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 497 and Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein necessary to make the statements therein not misleading or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriter) as such expenses are reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that as to any preliminary prospectus this indemnity shall not inure to the benefit of the Underwriter or any person controlling the Underwriter on account of any loss, claim, damage, liability or action arising from the share of Shares to any person by the Underwriter if the Underwriter was legally required to and failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in such Prospectus, as amended or supplemented.

       (b) Indemnification of the Company, its Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the [_____],[_____],[_____] and [_____] paragraphs under the caption "Underwriting" in the Prospectus Supplement dated [DATE]; and the Underwriter confirms that such statements are correct.

       (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Underwriter in the case of Section 7(b) and Section 8), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

       (d) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

       8. CONTRIBUTION. If the indemnification provided for in Section 7 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Common Stock pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Common Stock pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Stock pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriter, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate Public Offering Price of the Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

       The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

       Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriter in connection with the Common Stock underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of

Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each officer and employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

       9. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your reasonable judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your reasonable judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

       10. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and employees and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from the Underwriter merely by reason of such purchase.

       11. PARTIAL UNENFORCEABILITY. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

       12. EFFECTIVENESS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

       13. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

       14. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

       15. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.



                                           Very truly yours,

                                           ALLIED CAPITAL CORPORATION

                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:


Accepted as of the date hereof:

[NAME OF UNDERWRITER]

By:
   ----------------------------
Name:
Title:

                                                                       EXHIBIT A

                                     [DATE]

[Name of Underwriter]
[Address]

Ladies and Gentlemen:

       The undersigned understands that [Name of Underwriter] (the "UNDERWRITER") proposes to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Allied Capital Corporation, a Maryland corporation (the "COMPANY") providing for the public offering (the "PUBLIC OFFERING") by the Underwriter of [___________] shares (the "SHARES") of the common stock, $0.0001 par value per share, of the Company (the "COMMON STOCK").

       To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, which may not be unreasonably withheld, he or she will not, during the period commencing on the date hereof and ending on [DATE],
(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriter pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering.

       Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.


                                                     Very truly yours,